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                                                                     EXHIBIT 5.1

                      OPINION OF MUNGER, TOLLES & OLSON LLP


                                  July 12, 2004

Countrywide Financial Corporation
Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, CA  91302

      Re:   Registration Statement on Form S-4 (Registration No. 333- - )

Ladies and Gentlemen:

      We have acted as counsel to Countrywide Financial Corporation (the "Company"), a Delaware corporation, and Countrywide Home Loans, Inc. (the "Guarantor"), a New York corporation, in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, regarding the offer to exchange (the "Exchange Offer") cash consideration and a newly issued Convertible Security due 2031 of the Company (each, a "New Security") for each outstanding Liquid Yield Option(TM) Note due 2031 of the Company (each, an "Old Security"). Each New Security is to be issued by the Company pursuant to an indenture to be dated as of the date of initial issuance of the New Securities (the "Indenture") by and between the Company and the Guarantor, on the one hand, and The Bank of New York, as Trustee (the "Trustee"), on the other hand, and will be guaranteed by the Guarantor pursuant to a Guarantee (each, a "Guarantee").

      We have examined originals or copies, certified or otherwise identified to our
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MUNGER, TOLLES & OLSON LLP
July 12, 2004


satisfaction, of such documents, corporate records, certificates of public officials and such other persons and other instruments as we have deemed necessary or advisable for purposes of this opinion letter.

      Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:

      1. Upon the due execution and delivery of the Indenture by each of the Company and the Guarantor and the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will constitute a valid and legally binding instrument of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief), regardless of whether considered in a proceeding in equity or at law.

      2. When the New Securities have been executed, authenticated and delivered in accordance with the terms of the Indenture in exchange for the Old Securities in accordance with the terms of the Exchange Offer, the New Securities will be validly issued and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief), regardless of whether considered in a proceeding in equity or at law.

      3. When the New Securities have been duly executed, authenticated and delivered in accordance with the terms of the Indenture in exchange for the Old Securities in accordance with the terms the Exchange Offer, the Guarantees will be the legally valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief), regardless of whether considered in a proceeding in equity or at law.

      4. The shares of the Company's common stock, par value $0.05 per share, initially issuable upon conversion of the New Securities (the "Conversion Shares") have been duly authorized and reserved for issuance by the Company and, when issued and delivered upon such conversion pursuant to the terms of the Indenture, will be validly issued, fully paid and non-assessable.

      5. The discussion in the Prospectus, issued by the Company and dated as of July 12, 2004, under the caption "Certain United States Federal Income Tax Consequences," to the

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MUNGER, TOLLES & OLSON LLP
July 12, 2004


extent that it describes provisions of U.S. federal income tax law, is correct in all material respects as of the date hereof. Our opinion is solely as to the description of U.S. federal income tax laws and does not express conclusions with respect to the underlying issues discussed therein. Moreover, we express no opinion regarding positions intended or expected to be taken by the Company for U.S. federal income tax purposes with respect to the exchange offer or the ownership or disposition of the New Securities.

      In connection with the opinions expressed above, we have assumed that (a) the Board of Directors of the Company has duly established the terms of the New Securities, duly authorized the issuance and exchange of the New Securities, duly reserved for issuance the New Securities, and duly authorized and reserved for issuance the Conversion Shares in accordance with Delaware law and the Board of Directors of the Guarantor has duly established the terms of the Guarantees and duly authorized the issuance of such Guarantees in accordance with New York law, and in each case such authorization has not been modified or rescinded; (b) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (c) the Indenture has been duly authorized, executed and delivered by the Company, the Guarantor and the Trustee, in each case in accordance with applicable law, and has been qualified under the Trust Indenture Act of 1939, as amended; (d) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (e) the Guarantees have been duly authorized, executed and delivered by the Guarantor in accordance with applicable law; and (f) there shall not have occurred subsequent to the date hereof any change in law affecting the validity or enforceability of the New Securities.

      We are members of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. With respect to the Indenture, the New Securities and the Guarantees, which are stated to be governed by the laws of the State of New York, we have assumed with your consent and without verification that such laws are the same as the laws of the State of California with respect to the legal, valid and binding nature of the Indenture, the New Securities and the Guarantees, without reference to specific statutory provisions of California law relating to the rights of guarantors.


      The opinions expressed herein are given as of the date hereof, and we undertake no
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MUNGER, TOLLES & OLSON LLP
July 12, 2004


obligation to supplement this opinion letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason. This opinion letter is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our name in the Registration Statement and the related Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


                                    Very truly yours,

                                    /s/ MUNGER, TOLLES & OLSON LLP